Exhibit 99.2
IndyMac Bancorp, Inc. Fourth Quarter Earnings Review

Forward-looking Statements Certain statements contained in this presentation may be deemed to be forward-looking statements within the meaning of the federal securities laws. The words "anticipate," "believe," "estimate," "expect," "project," "plan," "forecast," "intend," "goal," "target," and similar expressions identify forward-looking statements that are inherently subject to risks and uncertainties, many of which cannot be predicted or quantified. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, the effect of economic and market conditions including industry volumes and margins; the level and volatility of interest rates; Indymac's hedging strategies, hedge effectiveness and asset and liability management; the accuracy of subjective estimates used in determining the fair value of financial assets of Indymac; the credit risks with respect to our loans and other financial assets; the actions undertaken by both current and potential new competitors; the availability of funds from Indymac's lenders and from loan sales and securitizations to fund mortgage loan originations and portfolio investments; the execution of Indymac's growth plans and ability to gain market share in a significant market transition; the impact of disruptions triggered by natural disasters; the impact of current, pending or future legislation, regulations or litigation; and other risk factors described in the reports that Indymac files with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and its reports on Form 8-K. While all of the above items are important, the highlighted items represent those that, in management's view, merit increased focus given current conditions.

Key Shareholder Questions How did you miss your Q4 06 forecast? How is Indymac managing its business in comparison to prior periods and peers? What were the bright spots? What were the negatives? Credit costs have clearly increased ... has Indymac been too aggressive? What caused the compression in the mortgage banking revenue margin? What happened to the Thrift net interest margin...Why the deterioration? There was a lot of "noise" in Q4 06... what are recurring earnings? How do you see housing and the mortgage business in 2007, and what is your 2007 guidance? What are you planning to do to improve performance and shareholder returns?

Our Past Forecasting Has Largely Been Successful, However We Had A Big Miss This Quarter...Improvements To Our Forecasting Process Are Being Made Here is our track record regarding financial forecasting: Last five years Indymac has missed low only one year - 2006 ....actual $4.82 vs. $4.88 initial forecast In the last 20 quarters Indymac has missed low only twice (4th quarter 06 and 4th quarter 05) With that said, our business is complex...as is our financial forecasting Implement a SOX-type certification process, including more detailed "bottoms-up" forecasting Require formal (actual to forecast) updates to centralized financial planning and top management every two weeks Require managers to dually focus on economic and GAAP results

Q4 06 Forecast Shortfall Includes $0.13 In Mortgage Production Divisions, $0.07 In Loan Servicing And Other Retained Assets, And $0.17 In The Thrift

How Is Indymac Managing Its Business In Comparison To Prior Periods And Peers? Q4 06 results by segment 2006 results in comparison to our peers

Indymac's Fourth Quarter Results Reflect Difficult Market Conditions

Period	Q4 06			Q3 06			Q4 05*		
($ in millions except per share amounts)	Earnings	Avg. Capital	ROE	Earnings	Avg. Capital	ROE	Earnings	Avg. Capital	ROE
By Business Segment									
Mortgage production	$71	$668	42%	$69	$509	53%	$60	$443	54%
Loan servicing and AAA I/O portfolio	15	291	20%	20	269	30%	15	164	38%
Residuals and other retained assets	3	139	9%	10	132	31%	3	62	20%
Overhead	(9)	17	N/A	(9)	11	N/A	(7)	10	N/A
Total Mortgage Banking	80	1,116	28%	90	921	39%	71	679	42%
Thrift	25	706	14%	35	688	20%	32	583	22%
Treasury & Deposits	(5)	3	N/A	(5)	2	N/A	(3)	2	N/A
Eliminations	1	–	N/A	(8)	–	N/A	(8)	–	N/A
Total Operating Results	101	1,825	22%	113	1,611	28%	92	1,264	29%
Corporate Overhead	(29)	144	N/A	(27)	260	N/A	(22)	237	N/A
Total Company	$72	$1,969	15%	$86	$1,871	18%	$70	$1,501	19%
Total Operating EPS	$1.35			$1.56			$1.38		
Total Company EPS	$0.97			$1.19			$1.06		

- Mortgage production earnings up 17% over Q4 05… strong performance given 20% mortgage market decline, and MBR margin compression of 19 bps, including the absorption of all secondary market warranty accruals and credit mark-to-market on loans held for sale
- Servicing earnings down 5% from Q4 05. Current ROE of 20% is within our expected range of 18-23%
- Residual and other retained assets ROE of 9% falls below expected range of 15-20% due to $5 million valuation write-down on residuals and non-investment grade securities related to transitioning to a more refined model to project prepayment speeds
- Thrift earnings down 23% from Q4 05 due to yield curve inversion, higher provision for loan losses, and $6.5 million valuation write-down due to GAAP versus economic recognition of impairment on HELOC residual securities

* Q4 05 retrospectively adjusted for SFAS 123R. See Q1 06 Form 10-Q for further information

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Yet, Our Performance Remains Strong Relative To Industry Peers Reported Thus Far

Primarily Hybrid Thrift/Mortgage Banks								
Corporate Results	Q4 06 vs. Q4 05				2006 vs. 2005			
	Mortgage Market Share(1)	Mortgage Mkt Share % Chg Y/Y	Revenue % Change Y/Y	EPS% Change Y/Y	Mortgage Market Share(1)	Mortgage Mkt Share % Chg Y/Y	Revenue % Change Y/Y	EPS% Change Y/Y
Indymac	4.51%	80%	14%	(8%)	3.59%	79%	22%	9%
Countrywide	21.22%	36%	NYR	NYR	18.43%	13%	NYR	NYR/9%(2)
Washington Mutual(3)	7.35%	(11%)	(9%)	(21%)	7.59%	(7%)	5%	(14%)

Financial Conglomerates with Major Mortgage Businesses								
Mortgage Segment Results	Q4 06 vs. Q4 05				2006 vs. 2005			
	Mortgage Market Share*	Mortgage Market Share % Chg Y/Y	Revenue % Change Y/Y	Earnings % Change Y/Y	Mortgage Market Share*	Mortgage Market Share % Chg Y/Y	Revenue % Change Y/Y	Earnings % Change Y/Y
Indymac	4.51%	80%	21%	12%	3.59%	79%	25%	22%
Wells Fargo	15.13%	(4%)	(9%)	N/D	15.86%	31%	(14%)	N/D
Washington Mutual	7.35%	(11%)	(55%)	(314%)	7.59%	(7%)	(47%)	(105%)
JP Morgan Chase (4)	5.39%	21%	(3%)	(46%)	4.75%	11%	(29%)	(104%)
Bank of America	7.67%	37%	1%	3%	6.63%	26%	(5%)	(6%)
Wachovia (5)	4.21%	7%	N/D	N/D	4.11%	15%	N/D	N/D
National City (6)	3.35%	25%	(55%)	(139%)	2.83%	(3%)	(35%)	(73%)

N/D = not disclosed; NYR = Not yet reported
(1) Based on MBA January 2007 Mortgage Finance Forecast, See Form 8-K for further description of market share
(2) Based on the high end of the range they forecast for 2006
(3) Washington Mutual company-wide 2006 and Q4 06 results exclude the one-time gain for sale of asset management division totaling $415 million after tax
(4) Does not include home equity
(5) Reflects combined Wachovia and Golden West production
(6) Includes First Franklin

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What Were The Bright Spots? Production and market share growth Financial Freedom and Conduit strong contributors to overall growth Loan servicing growth and returns Home construction lending: Consumer and Homebuilder portfolios provide solid returns

Industry Mortgage Production* Indymac Performance Total Mortgage Production Mortgage Market Share* S&P Estimated Lifetime Loss on Production (in bps) Mortgage Banking Revenue Margin (in bps) Mortgage Production Net Income Indymac's Strong Production Growth Drives Increases In Market Share And Mortgage Production Profits, Overcoming Declining Industry Volumes And Margin Compression Indymac Mortgage industry** Top five mortgage lenders** Mortgage Production Indexed to Q1 99*** 4.51% market share 0.40% market share $ in millions Q4 06 $575,000 $25,946 4.51% 84 91 $71 Q3 06 $625,000 $23,968 3.83% 82 103 $69 % Change Q/Q (8%) 8% 18% nm (12%) 3% Q4 05 $718,000 $18,025 2.51% 74 110 $60 % Change Y/Y (20%) 44% 80% nm (17%) 17% * ** *** Based on MBA January 2007 Mortgage Market Finance Forecast. See Form 8-K for further description of market share Data obtained from National Mortgage News, adjusted for consolidations and company press releases 1999 marked the beginning of Indymac's transition to a depository institution and transition of business to e-MITS

Mortgage Production Market Share And Profits Were Led By Financial Freedom And Conduit Divisions Financial Freedom Financial Freedom is the largest reverse mortgage originator in the nation, with approximately 50 percent market share In only two and a half years we have made back all of the purchase premium on the acquisition of 100% of the ownership of Financial Freedom, with cumulative earnings of $88 million The demographics of this business provide opportunities for long-term growth but short-term could be tempered by competition entering this market Production Net Earnings Return on Equity ($ in millions) Q4 06 Q4 05 % Change $1,441 $18.7 58% $955 $8.4 48% 51% 123% 21% Production Net Earnings Return on Equity 2006 2005 % Change $5,024 $54.2 56% $2,935 $24.8 39% 71% 118% 44% Conduit Conduit business is more volatile/less predictable than wholesale lending, but this low-cost business can be scaled up and down quickly Conduit utilizes excess capital and leverages management expertise to provide additional earnings with solid ROEs Production Net Earnings Return on Equity Q4 06 Q4 05 % Change $9,416 $16.8 29% $5,281 $10.8 32% 78% 56% -9% Production Net Earnings Return on Equity 2006 2005 % Change $30,102 $61.9 34% $15,811 $25.1 24% 90% 147% 42%

Even With Prudent Interest Rate Risk Management, Servicing Returns Can Be Volatile Q/Q...Returns Strong Y/Y Earnings and ROE - Q4 06 vs. Q4 05 Earnings and ROE - FY 2006 vs. FY 2005 Servicing UPB ($Billions) Earnings ($ millions) ROE 50% ROE 37% ROE NA ROE Q4 05 Q4 06 15.473 14.819 Q4 05 Q4 06 0.375 0.202 2005 2006 30.041 66.22 2005 2006 0.22 0.262 2005 2006 84 140 Earnings ($ millions) ROE -5% +120% +65% Earnings have been consistently strong on the servicing portfolio Quarterly returns can exhibit more volatility...Q4 06 returns represented a return to more normal levels Full year 2006 earnings grew 120% vs. full year 2005 Q4 05 returns were above expectations due to hedge out- performance Servicing is not subject to competitive margin pressures and credit losses as are the other business segments. With prudent interest rate risk management servicing should provide earnings growth with stable returns

Consumer And Homebuilder Construction Portfolios Continue To Provide Strong Returns In 2006 Despite Tough Market For New Home Construction * Excludes lot loans held for sale and related NPLs ** Includes absorption of fraud lot loan loss of $5.9 million after tax Construction markets are at the forefront of the housing industry - the first to be impacted by more challenging environments NPLs and charge-offs have increased in 2006, but we've prudently balanced risk management and profitability as reflected in steady and strong ROEs

What Were The Negatives In The Fourth Quarter? Credit costs have clearly increased...has Indymac been too aggressive? What caused the compression in the mortgage banking revenue margin? What happened to the Thrift net interest margin...Why the deterioration?

While Total Mortgage Production Credit Costs Increased In Q4 06, They Remain Consistent With Full Year 2006 And Manageable. Only Prime Lenders Have Credit Costs This Low Relative To MBR

In basis points (unless otherwise noted)	Loans Sold ($ in millions)	Gross MBR	Pipeline Hedging	(a) MBR After Hedging	Credit Mark-to-Market on LHFS	Secondary Market Warranty Accrual	(b) Total Credit Costs	(b/a) Credit Costs / MBR After Hedging	Net MBR After Credit Costs	FASB 91 Deferred Cost	Net MBR Reported
2006 Total	$ 79,049	150	(9.3)	140.7	(7.4)	(5.1)	(12.5)	8.9%	128.2	(22.5)	105.7
Q4 06	23,417	145	(19.8)	125.2	(7.5)	(5.8)	(13.3)	10.6%	111.9	(21.0)	90.9
Q3 06	19,508	116	16.1	132.1	(3.5)	(4.8)	(8.3)	6.3%	123.8	(20.8)	103.0
Q2 06	19,415	196	(28.9)	167.1	(13.5)	(6.1)	(19.6)	11.7%	147.5	(24.8)	122.7
Q1 06	16,708	143	(1.4)	141.6	(4.6)	(3.0)	(7.6)	5.4%	134.0	(23.6)	110.4
2005 Total	$ 52,297	159	10.6	169.6	(2.7)	(4.8)	(7.5)	4.4%	162.1	(25.4)	136.7

- **Even though credit costs have not significantly impacted MBR margins, we are taking steps to reduce risk of a weaker housing market and increasing credit costs**
  - We continuously evaluate ROEs on specific products and product characteristics to enhance product profitability
  - Pricing and guideline changes to more credit sensitive products accelerating throughout 2006 will help mitigate some of the impact of an otherwise declining but manageable credit environment
  - Continuous enhancement of default management strategies will drive better performance

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Primary Reason For The Q4 06 And 2006 MBR Margin Decline Was Product And Channel Mix, And To A Lesser Extent Increased Credit Costs

(in bps)	MBR Margin After Hedging	Total Credit Costs	Net MBR After Credit Costs
Q4 06	125.2	(13.3)	111.9
Q3 06	132.1	(8.3)	123.8
Margin decline	(6.9)	(5.0)	(11.9)
2006	140.7	(12.5)	128.2
2005	169.6	(7.5)	162.1
Margin decline	(28.9)	(5.0)	(33.9)

- **MBR Margin After Hedging**
  - Decline in higher margin Pay Option Arm volume originated in the Wholesale and Correspondent channels accounted for substantially all of the quarter to quarter decline
  - Reduction in Pay Option Arm volume was more significant year over year, accounting for approximately 17 basis points of the decline. The remaining 12 basis point drop was primarily due to a higher mix of lower margin Conduit and Correspondent volume
- **Credit costs have increased, but remain manageable**
  - Credit costs accounted for 42% of the decline in MBR margin, Q3 06 to Q4 06 and 15% of the decline, from 2005 to 2006
  - Increased credit cost for both periods was due to higher credit mark-to-market losses on loans held for sale, not secondary market warranty accruals, which have been relatively stable in relation to volume
  - Higher credit mark-to-market losses in Q4 06 were concentrated in the prime 80/20 and subprime products. Recent pricing and guideline changes were made to the 80/20 products, that we expect will help, to an extent, mitigate mark-to-market charges in 2007

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HELOC Residual Securities In Our Thrift Segment Have Had Historically Strong Returns; 2006 Returns Were Negatively Impacted By A GAAP Accounting Adjustment That We Expect Will Be More Than Offset By Clean-up Call Profits In 2007 2006 ROE on Thrift HELOC residual securities was negatively impacted by a $6.5 million Q4 06 GAAP versus economic recognition of impairment. These residual securities are expected to be called within the next 4-24 months 2007 profit generated from calling the first two deals expected to more than offset the Q4 06 GAAP adjustment Including the expected call profit, returns over the life of the thrift HELOC residual securities will be strong...providing support for the valuation and credit profile of HELOC loans

Even With The Poor Returns In Q4 06, Historical Returns On Residual And Non-investment Grade Securities Have Been Solid For The Past Three Years And Are Expected To Be Stable Going Forward

Thrift Loan Portfolio Credit Is Worsening From Historically Low Levels * Reported on an annualized basis.

While Nonperforming Loans And Chargeoffs Are Anticipated To Increase Significantly In 2007, They Are Forecasted To Remain Manageable With Strong ROEs * ROE is reported on segment basis. Product ROEs will be even higher as inter-company transfer pricing is included in segment returns. ** Excludes lot loans held for sale and related NPLs

Indymac's Balance Sheet Consists Of Predominantly Lower Credit Risk And Highly Liquid Assets As of December 31, 2006 LTV/ CLTV* Avg. FICO LTV/ CLTV* Sea- soning (months) Original Current 82% 73% 73% 73% 72% 77% 72% 77% 698 716 713 715 N/A 737 737 707 82% 61% 70% 63% 66% 77% 66% 73% 3 23 9 20 11 8 11 11 94% Lower credit risk 6% Higher credit risk * LTVs on first liens and combined LTVs on 2nd liens, current LTVs/CLTVs based on OFHEO HPI % of Total Assets Mortgage loans held for sale (16% subprime, 7% HELOC) Mortgage loans held for investment Consumer construction loans Total HFI lower credit risk portfolios (weighted average) Builder construction and land loans HELOCs and subprime loans held for investment (< 1% of total assets) Total higher credit risk portfolios (weighted average) Total NPLs Total 0.55% of Total assets 1st Qtr 2nd Qtr 3rd Qtr 4th Qtr East 4 17 33 23 6 7 4 5 1 Mortgage loans held for sale Mortgage loans held for investment Mortgage servicing rights Consumer construction Investment grade securities Builder construction Non-investment grade and residual securities Cash & FHLB Stock Fixed and other assets 1%

The Thrift Net Interest Margin Declined Primarily Due To Increased Funding And Hedging Costs On The Investment Portfolio



Thrift Net Interest Margin
2.50%
2.00%
1.50%
1.00%
0.50%
1.91%
1.61%
Q4 04
Q1 05
Q2 05
Q3 05
Q4 05
Q1 06
Q2 06
Q3 06
Q4 06
2007
Preliminary guidance

($ in millions)	Q4 06 Avg. Earning Assets	Q4 06 % of Avg. Earning Assets	Q4 06 NIM	Q3 06 Avg. Earning Assets	Q3 06 % of Avg. Earning Assets	Q3 06 NIM	Q4 05 Avg. Earning Assets	Q4 05 % of Avg. Earning Assets	Q4 05 NIM	Preliminary Guidance 2007 Avg. Earning Assets	Preliminary Guidance 2007 % of Avg. Earning Assets	Preliminary Guidance 2007 NIM
Thrift	$16,408	55%	1.64%	$15,390	60%	2.02%	$13,365	62%	2.02%	$17,500	59%	1.61%
10 year Treasury to 1 month LIBOR		-0.70%			-0.46%			0.31%			-0.17%	

Thrift Portfolio	Q4 06 % of Avg. Earning Assets	Q4 06 NIM	Q4 06 ROE*	Q3 06 % of Avg. Earning Assets	Q3 06 NIM	Q3 06 ROE	Q4 05 % of Avg. Earning Assets	Q4 05 NIM	Q4 05 ROE	2007 % of Avg. Earning Assets	2007 NIM	2007 ROE
SFR Loans HFI	40%	0.88%	11%	38%	1.39%	20%	39%	1.41%	21%	46%	0.99%	15%
Mortgage Backed Securities	23%	0.52%	18%	23%	0.83%	26%	18%	1.18%	37%	24%	0.65%	22%
Consumer Construction and Lot	16%	1.76%	17%	17%	1.62%	20%	16%	1.65%	15%	15%	1.93%	25%
HELOC	11%	1.90%	8%	13%	2.21%	16%	13%	1.93%	22%	6%	1.61%	21%
Builder Construction	7%	5.37%	24%	7%	5.88%	26%	7%	6.17%	28%	5%	5.18%	26%
Other	1%	3.03%	8%	1%	3.50%	11%	1%	4.16%	-11%	2%	2.33%	-9%
Thrift Segment	98%	1.40%	14%	99%	1.76%	20%	94%	1.84%	22%	98%	1.35%	20%
Corporate & Eliminations	2%	0.24%	N/A	1%	0.26%	N/A	6%	0.18%	N/A	2%	0.26%	N/A
Total Thrift	100%	1.64%		100%	2.02%		100%	2.02%		100%	1.61%	

- Fixed rate liabilities totaling $1.5 billion with average rates of 2.95% matured during the fourth quarter

* Includes GAAP versus economic recognition of impairment on HELOC residual securities

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There Was A Lot Of "Noise" In The Fourth Quarter With Negative And Positive Non- Recurring Items; Recurring EPS Totaled $0.99

MBA forecasts volume down 5% in 2007 (flat with Q4 06 run rate) While rates remain low, inverted yield curve persists Mortgage market competition tough and likely to intensify in 2007 Mortgage banking revenue margin and Thrift NIM remain under pressure Credit costs increase due to portfolio seasoning and housing market decline We See A Tough Environment In 2007 That Likely Will Get Tougher Before It Gets Better * Represents change from base case guidance in both the mortgage market environment and our ability to execute on strategies not included in the base case such as cost savings and capital optimization strategies discussed later in this presentation "We are not pleased with our earnings guidance for 2007, and I can assure you that we will be doing everything possible to improve our results going forward," Mike Perry, Chairman and CEO, IndyMac Bancorp, Inc.

Sales Management: 6 Sales Force: 128 Operations Management: 18 Operations Employees: 97 City Prior Company Year Opened Boston Washington Mutual 2006 Columbia, SC Washington Mutual 2004 Atlanta Provident 2001 Sacramento Money Store 2000 Kalamazoo, MI First of America / National City 1998 New Jersey GE 1997 We Will Continue To Exploit Mortgage Market Dislocation Indymac now has 17 regional centers for mortgage production and servicing 6 of 17 were opportunistic start-ups - "goodwill-free acquisitions" As other lenders are closing their doors or getting acquired, Indymac is using these opportunities to hire industry talent...16% of our current sales force and 11% of our current back-office operations personnel were hired from competitors who closed/were sold in 2006

The Following Steps Are Being Taken To Improve Indymac's Efficiency ($ in millions) Q4 2006 Q3 2006 Q4 2005 Expenses $211 $203 $163 Efficiency ratio 64% 58% 58% Labor Costs Continued hiring freeze on non-revenue-generating personnel Freeze base salaries company-wide Significant variable compensation tied to revenue and EPS growth automatically reduces compensation expense as revenue and EPS decline Goal to increase outsourcing from 9% of workforce to 13.5% by year-end Non-Labor Costs Currently reviewing, with initial goal to cut 5% from fourth quarter rate Incubator Initiatives Reprioritize to ideas with immediate payback opportunities "SWAT" team to help improve existing business execution

EPS And Shareholder Value Can Be Enhanced Through Planned Capital Optimization Strategies Indymac's Board recently approved the following to optimize the capital structure: Up to $500 million of Non-Cumulative Perpetual Preferred Securities Up to $200 million of Subordinated Debt Up to $300 million of Common Stock Repurchase Issuance of $500 million of Non- Cumulative Perpetual Preferred Securities Stock Repurchase $300 million (60% of Proceeds) Asset Growth (MBS & Loans) (40% of Proceeds) Note: Execution of the Issuance of Preferred Securities or Stock Repurchase will consider any impacts related to Rating Agencies and Regulators Note: There is no guarantee that we will execute fully on this strategy

"Charlie And I Would Much Rather Earn A Lumpy 15% Over Time Than A Smooth 12%," Warren Buffett, Chairman and CEO, Berkshire Hathaway Indymac Has The Highest 5-year Revenue Growth, 3rd Highest 5-Year EPS Growth, And Highest 2006 ROE, Yet The Lowest P/E Multiple Among The Top 25 Thrifts Top 25 Thrifts based on market cap per American Banker *Charter Financial Corporation EPS & revenues CAGR calculated using 2002 data as base year Source: SNL Financial TTM = trailing twelve months

**12/31/92 marked inception of Indymac's transition from a passive REIT to an operating mortgage banker under current senior management The Indymac Team Has A Proven Track Record of Managing Through Mortgage Lending Cycles And Providing Strong Returns *Returns for Indymac calculated using closing stock price on January 24, 2007 of $40.70 to adjust for decline in stock price since December 31, 2006. Return for Dow Jones and S&P 500 calculated through December 31, 2006.

Appendix

Indymac Utilizes The Regulatory CAMELS Framework To Evaluate Risks 10 Key High Risk Areas (other than items outside our control: Business Cycle and Regulatory Guidelines) None Asset Quality Secondary Market Warranty Reserves Home Builder Construction Management IT Business Continuity Planning & Data Security Enterprise Risk Management Framework Financial Reporting Controls Risk-Based Pricing of Loans & Assets Trading/Best Execution of Loans & Hedging Pipeline Holding Company Liquidity Management Sensitivity to Market Risk Servicing Valuation and Hedging Other Retained Asset Valuation and Management

S&P Loss Levels Model Evaluated Production

S&P Evaluated Quarterly Production ** Loan Characteristics	12/31/2005	12/31/2006
Evaluated Production	$ 14,896	$ 21,864
Avg. Loan Size (actual)	$ 284,936	$ 308,029
S&P Lifetime Loss	**0.74%**	**0.84%**
LTV	73%	73%
CLTV	78%	81%
FICO	700	703
Product		
Fixed	32%	32%
Option ARMs	32%	24%
Intermediate term fixed	9%	9%
Intermediate term fixed I/O	27%	35%
Total	100%	100%
Occupancy Type		
Primary Home	88%	88%
Second Home	3%	3%
Investment	9%	9%
Total	100%	100%
Geographic		
No. California	16%	17%
So. California	27%	29%
Other	57%	54%
Total	100%	100%

Indymac Total Production Reconciled to Loans Evaluated by S&P LEVELS Model	Balance ($ in millions)	FICO	CLTV
Total Q406 Production	**$ 26,328**	**NA**	**NA**
Less:			
Consumer Construction	(785)	718	74%
HELOCs/Seconds (Prime & Nonprime)	(1,856)	709	90%
Reverse Mortgages*	(1,441)	NA	54%
Subdivision Construction	(382)	NA	77%
Subtotal	**(4,464)**	712	74%
Total Production Evaluated by S&P LEVELS Model**	**$ 21,864**	**703**	**81**

* 96% of reverse mortgages are FHA insured (based on number of loans)

** While Indymac production is evaluated using the S&P LEVELS model, this data is not audited or endorsed by S&P. S&P evaluated production excludes second liens, HELOC, reverse mortgages, and construction loans. Based on newly released 5.7 version

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